Exhibit 16.1



August 14, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of Windsor Woodmont Black Hawk Resort Corp.'s Form 8-K dated August 14, 2002, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP